UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

PDC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 14, 2019, Nicole Martinet, Senior Vice President and General Counsel of PDC Energy, Inc. (the “Company”), sent an e-mail to the Company’s employees containing the following information.

Please Vote the WHITE Proxy Card FOR All Three of PDC's Director Nominees | A Message from Nicole Martinet, Your General Counsel Dear P DC Employees : P DC’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on May 29. In connection with the Annual Meeting, P DC s hareholders will have the opportunity to vote for, among other things , the election of three directors to s erve on the P DC Board. P DC’s nominees for election include yo ur CEO a nd dire cto r Ba rt Bro o kma n, a nd inde pe nde nt dire cto rs Ma rk Ellis a nd La rry Ma z z a (collectively, the “P DC Nominees ”). An activis t P DC s hareholder, Kimmeridge, has nominated a competing/dis s ident s late of directors to s erve on the P DC Board. If elected, this competing s late would replace the P DC Nominees , including Bart. Your management and Board s trongly believe Kimmeridge’s ideas and plans for P DC threaten our company’s future and the tremendous work underway to drive P DC forward. The re fo re , if yo u a re e ligible to vo te s ha re s in co nne ctio n w ith the Annua l Me e ting, ple a s e vo te the W HITE pro xy ca rd! W ith this ca rd, be s ure to vo te “FO R” the e le ctio n o f a ll thre e PDC No mine e s , a s una nimo us ly re co mme nde d by yo ur Bo a rd. Vote the WHITE Card You have likely already received, or s hould be receiving very s oon, proxy mailings from P DC and Kimmeridge s oliciting your vote. All mailings from P DC include an enclos ed W HITE proxy card for you to vote FOR the P DC Nominees . All mailings from Kimmeridge include an enclos ed GOLD (actually pale yellow) proxy card as king you to vote for Kimmeridge’s leader, Ben Dell, and his two other nominees . As P DC employees , we encourage you to DESTROY any and all GOLD proxy cards you receive and s upport P DC by voting any and all W HITE proxy cards for the P DC Nominees . The Last Proxy Card Submitted Counts! To s upport the P DC Nominees you s hould only vote the W HITE proxy card, voting for all three P DC Nominees . PLEASE DO NO T MARK IN ANY WAY O R SUBMIT THE GO LD PRO XY CARD. If yo u ha ve pre vio us ly vo te d o n the GO LD ca rd, yo u ca n cha nge yo ur vo te by vo ting fo r a ll thre e PDC No mine e s o n a la te r-da te d W HITE pro xy ca rd. If yo u s e nd in mo re tha n o ne pro xy ca rd (o r vo te via pho ne o r inte rne t), o nly the la s t vo te s ubmitte d w ill co unt. Confirm You've Received All Proxy Cards We als o encourage all employee s hareholders to confirm they have received proxy cards that cover ALL P DC s hares in which you are entitled to vote. For example, s ome employees may hold s hares with multiple brokers (i.e., Fidelity and E*TRADE), and therefore will need to vote all s hares in each of the brokerage accounts . When you receive a proxy card, the amount of s hares you are voting s hould be included on the proxy card. This way you can track all the s hares you are voting. To be s a fe , w e e nco ura ge yo u to vo te FO R a ll thre e o f the PDC No mine e s o n e ve ry W HITE ca rd yo u re ce ive to e ns ure yo u ha ve vo te d a ll yo ur s ha re s ! How to Vote You can vote by internet, telephone or mail by following the ins tructions on your W HITE proxy card. If you have not received proxy materials , including all W HITE proxy cards covering all your eligible voting s hares , pleas e contact our proxy s olicitor, MacKenzie Partners , Inc., toll-free at (800) 322-2885 or at (212) 929-5500, and/or contact your broker directly. We are als o here internally to ans wer any ques tions you may have. P leas e contact me or our As s ociate General Couns el, Julie Blas er, at 303-381-9490 or Julie.Blas er@ pdce.com with ques tions . Thank you for your continued s upport, Nico le Ma rtine t Se nio r Vice Pre s ide nt a nd Ge ne ra l Co uns e l Your vote this year is extremely important. Please vote al your shares in support of PDC's Nominees by voting the WHITE proxy card.